UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2008

CHADMOORE WIRELESS GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-20999	84-1058165
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

PMB# 101 2211 North Rampart Boulevard, Las Vegas, NV  89128-7640
(Address of principal executive offices) (Zip Code)

(702) 924-0897
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events.

Chadmoore Wireless Group, Inc., a dissolved Colorado corporation - 2002, has approved and filed its 2007 annual tax returns.

On April 14, 2008, the Board of Directors of Chadmoore approved a final distribution to shareholders of record equal to approximately $.00211 per share, or an aggregate of $150,000.  The final distribution has been sent to Chadmoore’s transfer agent and was paid on April 30, 2008.

As a result of such distribution, Chadmoore has no remaining liquid assets available for distribution.  Chadmoore has concluded its corporate activities and does not intend to make any further distributions of assets to shareholders.

In addition, effective April 30, 2008, Gary Stanford resigned as a member of the Chadmoore Board of Directors.  Richard M. Brenner remains the sole director and sole officer of Chadmoore, following such resignation.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHADMOORE WIRELESS GROUP, INC. a dissolved Colorado corporation – 2002 (Registrant)
May 2, 2008
Date	By:	/s/ Richard M. Brenner
Name: Richard M. Brenner
Title: Chief Liquidating Officer